UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2005

International Lottery & Totalizator Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-10294	95-3276269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2131 Faraday Avenue, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760.931.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2005, International Lottery & Totalizator Systems, Inc. ("ILTS"), acting through its wholly owned subsidiary, Unisyn Solutions, Inc., entered into an agreement with Election Systems & Software, Inc. ("ES&S") for the joint development, certification, manufacturing and distribution of a Precinct Ballot Counter ("PBC") included in an election management system. The agreement has an initial term of thirty-six (36) months and shall automatically renew for an unlimited number of one (1) year terms, unless either party provides written notice of its intent not to renew at least one hundred twenty (120) days prior to expiration of the then current term.

In consideration of a profit sharing formula, ILTS grants ES&S an exclusive worldwide license to manufacture, sell and sublicense ILTS’ intellectual property relating to the PBC and PBC software to ES&S’ end customers. ES&S agrees to act as ILTS’ exclusive distributor, reseller, on-going service provider and manufacturer of the PBC and PBC software.

The contract also includes a provision for ILTS and ES&S to enter into a software support agreement for ILTS to supply necessary software maintenance and services to ES&S on terms to be negotiated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Lottery & Totalizator Systems, Inc.

May 23, 2005	By:	/s/ M. Mark Michalko

Name: M. Mark Michalko
Title: Chief Executive Officer and Acting Chief Financial Officer